As Filed with the Securities and Exchange Commission on February 4, 2005
Registration No. 333-101645

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

__________

COMCAST CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Market Street
Philadelphia, PA 19102-2148
(Address of principal executive offices)

COMCAST CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN
COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN
COMCAST CORPORATION 2002 STOCK OPTION PLAN
COMCAST CORPORATION 1987 STOCK OPTION PLAN
(Full title of the plan)

Arthur R. Block
Senior Vice President and General Counsel
Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
(Name and address of agent for service)

(215) 665-1700
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On December 4, 2002, Comcast Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-101645) (as subsequently amended prior to the date hereof, the “Registration Statement”), which registered shares of the Registrant’s Class A Special Common Stock, par value $.01 (the “Shares”), reserved for issuance under four plans, including the Comcast Corporation 2002 Stock Option Plan (the “Option Plan”). The Registration Statement registered 58,463,872 Shares with respect to the Option Plan.

In connection with the recent consummation of the Company’s Stock Option Liquidity Program, options to purchase 32,400 Shares pursuant to the Option Plan were purchased by the Company from the holders of such options (“Purchased Options”). The Company subsequently cancelled these options. This Amendment No. 1 is being filed to deregister these 32,400 Shares.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”) and in accordance with Rule 478(a)(4) under the Securities Act, Comcast Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 4th day of February, 2005.

COMCAST CORPORATION By: /s/ Arthur R. Block Arthur R. Block Senior Vice President